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                                                                     Exhibit 8.3




                                  May 21, 1996




ACE Limited
The ACE Building
30 Woodbourne Street
Hamilton HM 08 Bermuda

      Re:  ACE Limited
           Registration Statement on Form S-4
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Dear Sirs:

     We have represented ACE Limited (the "Company") in connection with the registration of Ordinary Shares, par value $0.125 per share (the "Ordinary Shares"), of the Company under the Securities Act of 1933, as amended, with respect to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 21, 1996 (the "Registration Statement").

     In rendering the opinions expressed herein, we have examined and are familiar with the Registration Statement as an exhibit to which this opinion will be filed. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

     Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we hereby confirm, and adopt as our opinion, the statements of legal matters contained in the Prospectus contained in the above-referenced Registration Statement under the captions "Taxation of ACE and its Shareholders - Taxation of ACE and its Subsidiaries - United States," "-Effect of the Amalgamation" (to the extent that such information relates taxation in the United States) and "Taxation of ACE and its Shareholders
- - Taxation of ACE Shareholders - United States - Taxation of dividends," "-United States-Classification as a controlled foreign corporation," "-United States-RPII companies," "-United States-Passive foreign investment companies," "-Information Reporting," "-Dispositions of ACE Ordinary Shares," "-Foreign
Tax Credit" and "-Other."




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     We consent to the filing of this opinion as an exhibit to the Registration
Statement referred to above and to all references to this firm in such Registration Statement.

                                       Very truly yours,




                                       Mayer, Brown & Platt